EXHIBIT 11

COMARCO, INC. AND SUBSIDIARIES

SCHEDULE OF COMPUTATION OF EARNINGS (LOSS) PER SHARE

(In thousands, except per share data)

	Years Ended January 31,
	2003	2002	2001
Basic:
Net income (loss) from continuing operations	$(7,632)	$4,910	$4,550
Weighted average shares outstanding	6,993	7,035	6,751

Basic earnings (loss) per share from continuing operations	$(1.09)	$0.70	$0.67

Net loss from discontinued operations	$—	$—	$(9)
Weighted average shares outstanding	6,993	7,035	6,751

Basic loss per share from discontinued operations	$—	$—	$—

Cumulative effect of accounting change	$(2,926)	$—	$—
Weighted average shares outstanding	6,993	7,035	6,751

Basic loss per share from cumulative effect of accounting change	$(0.42)	$—	$—

Net income (loss)	$(10,558)	$4,910	$4,541
Weighted average shares outstanding	6,993	7,035	6,751

Basic earnings (loss) per share	$(1.51)	$0.70	$0.67

Diluted:
Net income (loss) from continuing operations	$(7,632)	$4,910	$4,550
Effect of subsidiary options	—	(228)	(307)

Net income (loss) used in calculation of diluted earnings per share from continuing operations	$(7,632)	$4,682	$4,243

Weighted average shares outstanding	6,993	7,035	6,751
Effect of dilutive securities — stock options	—	93	254

Weighted average shares used in calculation of diluted earnings per share from continuing operations	6,993	7,128	7,005

Diluted earnings (loss) per share from continuing operations	$(1.09)	$0.66	$0.61

Net loss from discontinued operations	$—	$—	$(9)
Effect of subsidiary options	—	—	—

Net loss used in calculation of diluted loss per share from discontinued operations	$—	$—	$(9)

COMARCO, INC. AND SUBSIDIARIES

SCHEDULE OF COMPUTATION OF EARNINGS (LOSS) PER SHARE—(Continued)

(In thousands, except per share data)

	Years Ended January 31,
	2003	2002	2001
Weighted average shares outstanding	6,993	7,035	6,751
Effect of dilutive securities — stock options	—	93	254

Weighted average shares used in calculation of diluted loss per share from discontinued operations	6,993	7,128	7,005

Diluted loss per share from discontinued operations	$—	$—	$—

Cumulative effect of accounting change	$(2,926)	$—	$—
Effect of subsidiary options	—	—	—

Net loss used in calculation of diluted loss per share from cumulative effect of accounting change	$(2,926)	$—	$—

Weighted average shares outstanding	$6,993	$7,035	$6,751
Effect of dilutive securities — stock options	—	93	254

Weighted average shares used in calculation of diluted loss per share from cumulative effect of accounting change	$6,993	$7,128	$7,005

Diluted loss per share from cumulative effect of accounting change	$(0.42)	$—	$—

Net income (loss)	$(10,558)	$4,910	$4,541
Effect of subsidiary options	—	(228)	(307)

Net income (loss) used in calculation of diluted earnings per share	$(10,558)	$4,682	$4,234

Weighted average shares outstanding	6,993	7,035	6,751
Effect of dilutive securities — stock options	—	93	254

Weighted average shares used in calculation of diluted earnings (loss) per share	6,993	7,128	7,005

Diluted earnings (loss) per share	$(1.51)	$0.66	$0.61

2